Exhibit 99.1

Blue Apron Announces Resignation of Chief Financial Officer Timothy S. Bensley

Positively Updates Fourth Quarter Outlook

NEW YORK, December 10, 2020 – Blue Apron Holdings, Inc. (NYSE: APRN) today announced that Chief Financial Officer and Treasurer Timothy S. Bensley has resigned, effective December 31, 2020, to pursue another opportunity. Bensley will continue to serve as an advisor to Blue Apron through the middle of the 2021 first quarter to assist with transitioning his role. Blue Apron has engaged Spencer Stuart to identify a new Chief Financial Officer.

Blue Apron also announced that it expects results for the 2020 fourth quarter to be better than the company’s previously provided outlook for the period. The company expects to report 2020 fourth quarter and full year financial results in February 2021.

“Throughout Tim’s two and a half years at Blue Apron, he has made important contributions to the improvement of our daily operational practices, financial flexibility and liquidity, while also working to rightsize our cost structure. On behalf of everyone at Blue Apron, I want to thank Tim and wish him all the best in the future,” said Kozlowski.

“We have an experienced finance and leadership team, and I am confident in the continuity they will provide as we recruit a new Chief Financial Officer,” added Kozlowski. “Reflecting the company’s improved cost structure, operational execution and financial flexibility, we are seeking a successor who has a demonstrated record of growing and scaling consumer businesses as we continue to focus on the successful execution of our growth strategy.”

“I’ve enjoyed my time at Blue Apron and I am proud of all of the progress we have made in improving the company’s financial flexibility and operations, and positioning it for the future,” said Bensley. “There’s a strong team in place across the entire organization to help lead the company as it continues to execute on the growth plan.”

About Blue Apron

Blue Apron’s mission is to make incredible home cooking accessible to everyone. Launched in 2012, Blue Apron is reimagining the way that food is produced, distributed and consumed, and as a result, building a better food system that benefits consumers, food producers and the planet. Blue Apron has developed an integrated ecosystem that enables the company to work in a direct, coordinated manner with farmers and artisans to deliver high-quality products to customers nationwide at compelling values.

Forward-Looking Statement

This press release includes statements concerning Blue Apron Holdings, Inc. and its future expectations, plans and prospects that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "should," "expects," "plans," “forecasts,” "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of these terms or other similar expressions. Forward-looking statements in this press release include, but are not limited to, the Company’s expectations with regard to its outlook for the fourth quarter of 2020, which expectations reflect certain assumptions regarding the company’s business, including the impact of its operational improvements, trends, historical seasonal factors, and the continuing impact of COVID-19 on its business, including as a result of changes in consumer behavior. The guidance above also assumes that the company will not experience any significant disruptions in its fulfillment operations or supply chain as a result of the COVID-19 pandemic or otherwise. In addition, the Company’s expectations and beliefs regarding forward-looking matters may not materialize, and actual results are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could contribute to such differences include, without limitation, the company achieving its expectations with regards to its expenses and net revenue; its ability to grow adjusted EBITDA and to achieve or maintain profitability; the continued sufficiency of the company’s cash resources; the company’s need for additional financing; its ability to effectively manage expenses and cash flows, and its ability to remain in compliance with the financial and other covenants under the company’s indebtedness; its ability, including the timing and extent, to sufficiently manage costs and to fund investments in operations from cash from operations or additional financings in amounts necessary to continue to support the execution of the company’s growth strategy; its ability, including the timing and extent, to successfully execute the company’s growth strategy, cost-effectively attract new customers and retain existing customers, continue to expand its direct-to-consumer product offerings and continue to benefit from the implementation of operational efficiency practices; its ability to sustain the increased demand resulting from the COVID-19 pandemic and to retain new customers; any material and adverse impact of the COVID-19 pandemic on the company’s operations and results, including as a result of the company’s inability to meet demand due to loss of adequate labor, whether as a result of heightened absenteeism or challenges in recruiting and retention or otherwise, prolonged closures, or series of temporary closures, of one or more fulfillment centers and supply chain or carrier interruptions or delays; changes in consumer behaviors that could lead to declines in demand, both as COVID-19 related restrictions continue to be lifted to varying degrees across the United States, and/or consumer fears dissipate, and/or as a result of the COVID-19 pandemic’s impact on financial markets and economic conditions, including on consumer spending habits; achieving its expectations regarding the benefits and expected costs and charges associated with temporarily reopening its Arlington fulfillment center; its ability to maintain and grow the value of the company’s brand and reputation; its expectations regarding, and the stability of, its supply chain, including potential shortages or interruptions in the supply or delivery of ingredients, as a result of COVID-19 or otherwise; its ability to maintain food safety and prevent food-borne illness incidents and its susceptibility to supplier-initiated recalls; its ability to accommodate general changes in consumer tastes and preferences or in consumer spending; its ability to effectively compete; its ability to attract and retain qualified employees and key personnel in sufficient numbers; its ability to comply with modified or new laws and regulations applying to its business; risks resulting from its vulnerability to adverse weather conditions, natural disasters and public health crises, including pandemics; its ability to obtain and maintain intellectual property protection; and other risks more fully described in the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 filed with the Securities and Exchange Commission (“SEC”) on October 29, 2020, and in other filings that the company may make with the SEC in the future. The company assumes no obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

Contacts for Blue Apron

Investor Contact

investor.relations@blueapron.com

Joseph Jaffoni, Richard Land, James Leahy

JCIR

aprn@jcir.com or 212-835-8500

Media Contact

Muriel Lussier

Blue Apron

muriel.lussier@blueapron.com